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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in this Registration Statement of Telemundo Group, Inc. and subsidiaries on Form S-3 of our report dated March 22, 1995, appearing in the Annual Report on Form 10-K of Telemundo Group, Inc. for the year ended December 31, 1994 and also appearing in this Prospectus, which is part of this Registration Statement.

    We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

Deloitte & Touche LLP
Miami, Florida
November 24, 1995